EXHIBIT 10.3.2


                         FIRST AMENDATORY AGREEMENT TO
                     REVOLVING LOAN AND SECURITY AGREEMENT


     THIS AGREEMENT made as of the 25th day of July, 1997, by and between Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. - O'TOOL, Inc., a California corporation with its chief executive office and principal place of business at 20535 Belshaw Avenue, Carson, California 90746, AMERICAN TROWEL AND FLOAT COMPANY, INC., A Florida corporation with its chief executive office and principal place of business at 2511 N.E. 4th Avenue, Pompano Beach, Florida 33064, MARION TOOL CORPORATION, an Indiana corporation with its chief executive office and principal place of business at 11th Street and Miller Avenue, Marion, Indiana 46952, WESTPOINT FOUNDRY, INC., an Indiana corporation with its chief executive office and principal place of business at 11th Street and Miller Avenue, Marion, Indiana 46952, and Q.E.P. ANDREWS, INC., a Nevada corporation with its chief executive office and principal place of business at 35 Stokes Drives, Carson City, Nevada (all of the foregoing hereinafter collectively called the "BORROWER" unless otherwise specifically indicated) and FLEET NATIONAL BANK f/k/a SHAWMUT BANK CONNECTICUT, N.A., a national banking association with an office at One Landmark Square, Stamford, Connecticut 06901 (hereinafter referred to as the "Lender").


                                   WITNESSETH:

     WHEREAS, the Borrower and the Lender have entered into a Revolving Loan and Security Agreement dated October 13, 1995 (as amended from time to time the "LOAN AGREEMENT"); and

     WHEREAS, the Borrower and the Lender desire to amend the Loan Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, the Borrower and the Lender hereby agree as follows:

     1. Section 2.1 of the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

     "2.1 REVOLVING LOAN. The Lender may loan to the Borrower, at its discretion, and the Borrower may borrow, repay, and reborrow from the Lender, from time to time (the "REVOLVING LOAN"), up to that amount (hereinafter referred to as the "BORROWING BASE") which is the lesser of:

          a.  The sum of:

              (1) EIGHTY PERCENT (80%) of the Borrower's Eligible Receivables:
                  AND

              (2) FIFTY PERCENT (50%) of the Borrower's Eligible Inventory, OR

          b. TEN MILLION DOLLARS ($10,000,000).

          Nothing shall prohibit the Lender from lending in excess of the Borrowing Base, all loans to be at the discretion of the Lender."

     2. The first two sentences of Section 2.3 of the Loan Agreement are hereby deleted and the following is inserted in lieu thereof:

     "2.3 REPAYMENT OF THE REVOLVING LOANS. The Revolving Loan shall be payable on the Termination Date, without requiring the Lender first to resort to any other right, remedy or security. In the event the Revolving Loan plus the aggregate undrawn face amount of all letters of credit issued, extended or renewed for the account of the Borrower at any item exceeds the Borrowing Base, the Borrower will immediately, upon notification thereof from the Lender, repay to the Lender the amount by which the Revolving Loan plus such aggregate undrawn face amount exceeds the Borrowing Base."

     3. The second and third full paragraphs of Section 2.4 of the Loan Agreement are hereby deleted and the following is inserted in lieu thereof:

     "The Revolving Loan shall bear interest on the unpaid principal amount thereof outstanding from time to time at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to:

     a.  The Lender's Prime Rate

         (the "PRIME RATE OPTION") or

     b.

         i.  the LIBOR Rate plus

         ii. 125 basis points, all as hereinafter set forth

         (the "LIBOR BASED RATE")

     but in no event higher than the maximum rate of interest permitted to be collected by the holder of the Revolving Note under applicable law.

     As to the Prime Rate Option, in the event the Lender's Prime Rate prevailing on the effective date hereof is subsequently increased or decreased, then as of the date of said increase or decrease, an increase or decrease will be made in the rate of interest which will be charged to Borrower in respect of the Revolving Loan so that the interest rate shall at all times be equal to the Lender's Prime Rate, subject to the aforesaid limitation based on applicable law. The Lenders "PRIME RATE" shall mean the interest rate announced from time to time by the Lender as its prime rate. The Prime Rate is not necessarily the lowest rate available. The Lender shall not be obligated to notify the Borrower of any change in the Prime Rate or the interest rate payable in respect of the Revolving Loan, and a failure to so notify shall not affect the effectiveness of the change in rate.

     Any references in this Loan Agreement to the Base Rate shall be deemed to refer to the Prime Rate."

     4. The first sentence of Subsection (ii) following the fourth full paragraph of Section 2.4 is hereby deleted and the following inserted in lieu thereof:

     "(ii) LIBOR Based Rate Loans shall be selected (by notice to Lender not less than 2 days prior to commencement of the proposed LIBOR Interest Period) for a period of either thirty (30), sixty (60) or ninety (90) days' duration, as the Borrower may elect, during which the LIBOR Based Rate is applicable ("LIBOR INTEREST PERIOD"); provided, however, that (a) if the LIBOR Interest Period would otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Good Business Day subject to clause (c) below; (b) interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires; and (c) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of a calendar month."

     5. The following paragraphs are inserted at the conclusion of Section 2.4:

     "In the event Borrower completes an acquisition, LIBOR Based Rate Loans shall bear interest for thirty (30), sixty (60) or ninety (90) day LIBOR Interest Periods at a rate per annum equal to (i) the LIBOR Rate plus (ii) the LIBOR Spread, as set forth in the following table:

        SR. DEBT/TRAILING                  EBITDA/                LIBOR SPREAD
          12 MOS. EBITDA                DEBT SERVICE
       (DETERMINED PURSUANT TO       (DETERMINED PURSUANT TO
      PARAGRAPH 14 OF EXHIBIT A     PARAGRAPH 13 OF EXHIBIT A
        TO THE LOAN AGREEMENT)        TO THE LOAN AGREEMENT)

/greater than/ 3.5x                          1.25x-1.50x        200 basis points
               3.5x-3.0x      AND            1.51x-2.25x        175 basis points
               2.9x-2.0x                     2.26x-2.50x        150 basis points
/less than/    2.5x          /greater than/  2.50x              125 basis points


     Changes in the LIBOR Spread resulting from a change in the above ratios shall become effective on the due date of delivery by the Borrower of a compliance certificate evidencing such change. If the Borrower shall fail to timely deliver a compliance certificate in accordance with this Agreement, the LIBOR Spread shall be 200 basis points from the day such certificate was due until the day a certificate evidencing a lower LIBOR Spread is actually delivered to the Lender. If a compliance certificate evidences ratios as to which different LIBOR Spreads apply, the LIBOR Spread shall be the higher of the two applicable choices."

     6. The first sentence of Section 2.9 of the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

     "2.9 TERMINATION. The Loan Agreement shall terminate on July 25, 2000 (the "TERMINATION DATE") and may, on July 1 of every year prior to the Termination Date, be renewed by the Lender for an additional two years (so that after giving affect to each such renewal, the Termination Date would be four years from the date of such renewal) in its sole and absolute discretion, only upon written notification by the Lender to the Borrower which notification will contain the terms and conditions of the renewal."

     7. The following new sections are hereby inserted following Section 2.10 of the Loan Agreement:

     "2.11 UNUSED LINE FEE. The Borrower shall pay to the Lender, quarterly in arrears on the first day of each fiscal quarter, an unused line fee equal to one-quarter of one percent (1/4%) per annum of the average daily unused balance of the Revolving Credit Loan during the immediately preceding fiscal quarter.

     2.12 LETTER OF CREDIT PRICING. In the event that the Lender issues, extends or renews any letters of credit for the account of the Borrower (whether collectively or individually), the Borrower shall pay to the Lender on the date of such issuance, extension of renewal and on each anniversary date thereof, a fee of one and one-half percent (1.5%) per annum on the face amount of such letter of credit. The Borrower shall also pay the Lender's usual and customary administration and negotiation fees with respect to such letter of credit."

     8. The following new subsection is hereby inserted in Section 4.1 of the Loan Agreement following subsection 4.1 m. thereof:

     "n. The Borrower shall maintain its principal operating accounts at a banking subsidiary of Fleet Financial Group."

     9. Subsection 5.1(j) of the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

     The occurrence of any of the following: (i) the sale or other transfer of all or substantially all of the assets of the Borrower, (ii) any transaction (including a merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty-five percent (35%) (calculated on a fully diluted basis) of the voting power of all classes of voting stock of the Borrower and/or warrants or options to acquire such voting stock, (iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, or (iv) the first day on which a majority of the members of the Board of Directors of the Borrower cease to be Continuing Directors (meaning the directors of the Borrower on the date hereof and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the Continuing Directors at the time of such nomination or election).

     10. Paragraph 2 of Exhibit A to the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

     "2.  Intentionally Omitted."

     11. Paragraph 8 of Exhibit A to the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

     "MINIMUM TANGIBLE NET WORTH REQUIREMENT. The Borrower shall maintain a tangible net worth of not less than TEN MILLION DOLLARS ($10,000,000) as of the end of each fiscal quarter of the Borrower. For purposes of this paragraph, the term "TANGIBLE NET WORTH" shall mean total assets less total liabilities, excluding from the determination of total assets (i) all assets which would be classified as intangible assets, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, (ii) any amounts due to the Borrower from affiliates, employees, officers or stockholders, and
     (iii) increases caused by a write-up of assets of the Borrower."

     12. Paragraph 9 of Exhibit A to the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

     "9. INTEREST COVERAGE RATIO. The Borrower shall maintain a minimum Interest Coverage Ratio of 2.5 to 1.0 as of the end of each fiscal quarter of the Borrower. For purposes of this paragraph, "INTEREST COVERAGE RATIO" shall mean earnings (before interest and taxes) divided by interest expense."

     13. Paragraph 10 of Exhibit A to the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

     "10. Intentionally Omitted."

     14. The following new paragraphs are hereby inserted following paragraph 11 of Exhibit A to the Loan Agreement:

     "12. CURRENT RATIO. The Borrower shall maintain a ratio of (i) current assets to (ii) current liabilities of not less than 1.2 : 1.0 as of the end of each fiscal quarter of the Borrower.

     13.  DEBT SERVICE COVERAGE RATIO. The Borrower shall maintain a ratio of
          (i) earnings before interest, taxes, depreciation and amortization MINUS capital expenditures to (ii) current maturities of long term debt PLUS interest expense of not less than 2.0 : 1.0 on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower.

     14. SENIOR DEBT TO TRAILING EBITDA RATIO. The Borrower shall maintain a ratio of (i) senior bank debt to (ii) trailing earnings before interest, taxes, depreciation and amortization of not more than 3.0 :
          1.0 on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower."

     15. Exhibit B to the Loan Agreement is hereby deleted in its entirety and in lieu thereof a new Exhibit B is inserted in the form attached hereto as Exhibit B.

     16. The effectiveness of this First Amendatory Agreement shall be conditional upon:

         a. The execution and delivery by Borrower to Lender of an Amended and Restated Revolving Promissory Note in the form of Exhibit B attached hereto: and

         b. The execution and delivery of this First Amendatory Agreement by Borrower and Lender.

     17. All other terms and conditions of the Loan Agreement are hereby ratified, continued and confirmed and nothing contained herein shall operate to release the Borrower from its liability to pay the Obligations and to keep and perform the terms, conditions, obligations and agreements contained in all documents relating to and securing repayment of the Loan Agreement, except as herein modified, and the Borrower agrees to pay the indebtedness evidenced and secured by the Loan Agreement with interest and all other payments required to be made by the Loan Agreement in accordance with the provisions thereof, except as herein modified, and the Borrower further agrees that every provision, obligation, right and power contained in and under the Loan Agreement and said related documents shall continue in full force and effect affected only to the extent of the changes herein set forth.

     18. The Borrower hereby acknowledges and agrees that it is indebted to the Lender as set forth in the Loan Agreement as modified hereby and that the Borrower has no defense, offset, recoupment or counterclaim with respect thereto all of which are hereby waived. The Borrower hereby releases the Lender from any and all liability arising directly or indirectly with respect to the Loan Agreement, the debt evidenced or governed thereby and any and all actions taken by the Lender with respect to the transactions contemplated therein.

     19. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

     20. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of them shall constitute one and the same agreement.

     21. This Agreement shall be governed by the internal substantive laws of the State of Connecticut without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

WITNESS:                                BORROWER:

                                        Q.E.P. CO., INC.

/s/ ELLEN KANOWSKY
------------------------
    Ellen Kanowsky
    CONTROLLER                          By  /s/ MARC APPLEBAUM
                                         -------------------------
                                               Marc Applebaum
                                                Its CFO
                                                Duly Authorized

                                        Q.E.P. - O'TOOL, INC.

/s/ ELLEN KANOWSKY
------------------------                By /s/ MARC APPLEBAUM
    Ellen Kanowsky                         -------------------------
    CONTROLLER                                 Marc Applebaum
                                               Its CFO
                                               Duly Authorized



                                        AMERICAN TROWEL AND FLOAT
                                         COMPANY, INC.

/s/ ELLEN KANOWSKY
------------------------                By  /s/ MARC APPLEBAUM
    Ellen Kanowsky                       -------------------------
    CONTROLLER                                  Marc Applebaum
                                                Its CFO
                                                Duly Authorized



                                        MARION TOOL CORPORATION

/s/ ELLEN KANOWSKY
------------------------                By  /s/ MARC APPLEBAUM
    Ellen Kanowsky                       -------------------------
    CONTROLLER                                  Marc Applebaum
                                                Its CFO
                                                Duly Authorized



                                        Q.E.P. ANDREWS, INC.

/s/ ELLEN KANOWSKY
------------------------                By  /s/ MARC APPLEBAUM
    Ellen Kanowsky                       -------------------------
    CONTROLLER                                  Marc Applebaum
                                                Its CFO
                                                Duly Authorized



                                        WESTPOINT FOUNDRY, INC.

/s/ ELLEN KANOWSKY
------------------------                By  /s/ MARC APPLEBAUM
    Ellen Kanowsky                       -------------------------
    CONTROLLER                                  Marc Applebaum
                                                Its CFO
                                                Duly Authorized

                                         LENDER

                                         FLEET NATIONAL BANK F/K/A
                                         SHAWMUT BANK CONNECTICUT, N.A.
/s/ Dennis Hultgren
------------------------
    Dennis Hultgren


/s/ Matthew Bourgeouis                     By /s/ ANTHONY MCKIERNAN
------------------------                   ---------------------------
    Matthew Bourgeouis                          Anthony McKiernan
                                                Its Assistant Vice President
                                                Duly Authorized

                 AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$10,000,000.00                                            Stamford, Connecticut
                                                                   July 25, 1997


     Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. - O'TOOL, INC., a California corporation with its chief executive office and principal place of business at 20535 Belshaw Avenue, Carson, California 90746, AMERICAN TROWEL AND FLOAT COMPANY, INC., A Florida corporation with its chief executive office and principal place of business at 2511 N.E. 4th Avenue, Pompano Beach, Florida 33064, MARION TOOL CORPORATION, an Indiana corporation with its chief executive office and principal place of business at 11th Street and Miller Avenue, Marion, Indiana 46952, WESTPOINT FOUNDRY, INC., an Indiana corporation with its chief executive office and principal place of business at 11th Street and Miller Avenue, Marion, Indiana 46952, and Q.E.P. ANDREWS, INC., a Nevada corporation with its chief executive office and principal place of business at 35 Stokes Drive, Carson City, Nevada (all of the foregoing hereinafter collectively called the "Borrower" unless otherwise specifically indicated), for value received, promises to pay to the order of FLEET NATIONAL BANK (f/k/a SHAWMUT BANK CONNECTICUT, N.A.), a national banking association (hereinafter referred to as the "Lender") at its office at One Landmark Square, Stamford, Connecticut 06901 or at such other place as the holder of this Note may from time to time designate in writing, on or before the Termination Date (as such term is defined in the Loan Agreement), the principal sum of TEN MILLION DOLLARS ($10,000,000), or such lesser amount as has been advanced and remains outstanding under this Note, with interest computed as set forth in a certain Revolving Loan and Security Agreement between the Borrower and the Lender dated October 13, 1995 (as amended from time to time the "LOAN AGREEMENT") from the date hereof until this Note is fully paid.

     All payments will be applied first to the payment of late charges, then to accrued and unpaid interest and the balance on account of the unpaid principal of this Note.

     All sums due under this Note shall be payable together with all lawful taxes and assessments levied thereon, or upon this Note, or upon the holder hereof with respect to the same.

     The happening of any of the following events or conditions shall constitute an "Event of Default" under this Note:

     1. Failure to make when due any payment of principal or interest or any sum due under this Note when the same shall be due and payable.

     2. The occurrence of an Event of Default or notice of termination under the Loan agreement.

     Upon and after the occurrence of an Event of Default, the whole of said indebtedness, both principal and interest, and including any other sums which may become due under this Note, shall, at the option of the holder of this Note, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice or notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

     The Borrower agrees that no delay or failure on the part of the holder in exercising any power, privilege, remedy, option or right under this Note shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.

     The Borrower hereby waives presentment; demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence and/or to the addition or release of any party or person primarily or secondarily liable.

     The Borrower gives the Lender a lien and right of setoff for all of Borrower's liabilities upon and against the Borrower's deposits, credits and property, now or hereafter in the possession or control of the Lender or in transit to it. The Lender may, at any time, apply the same or any part thereof, to any of the Borrower's liability, though unmatured, without notice and without first resorting to any other collateral.

     This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

     This Note constitutes the amendment and restatement in its entirety of the Revolving Promissory Note of the Borrower to the Lender in the principal amount of $3,250,000 dated October 13, 1995 (the "ORIGINAL NOTE"), and is in substitution therefor and an amendment and replacement thereof. Nothing herein or in any other document shall be construed to constitute payment of the Original Note or to release or terminate any guaranty or any lien, mortgage, pledge or other security interest in favor of the Lender.

     This Note is the Revolving Promissory Note referred to in, entitled to the benefits of, and subject to the terms and conditions of the Loan Agreement.


                                        Q.E.P. CO., INC.


                                        By:/s/ MARC APPLEBAUM
                                           ----------------------
                                               Marc Applebaum
                                               Its CFO
                                               Duly Authorized


                                        Q.E.P. - O'TOOL, INC.


                                         By:/s/ MARC APPLEBAUM
                                            ----------------------
                                                Marc Applebaum
                                                Its CFO
                                                Duly Authorized

                                        AMERICAN TROWEL AND FLOAT
                                         COMPANY, INC.


                                         By:/s/ MARC APPLEBAUM
                                            ----------------------
                                                Marc Applebaum
                                                Its CFO
                                                Duly Authorized


                                        MARION TOOL CORPORATION


                                        By:/s/ MARC APPLEBAUM
                                           ----------------------
                                               Marc Applebaum
                                               Its CFO
                                               Duly Authorized

                                        WESTPOINT FOUNDRY, INC.


                                        By:/s/ MARC APPLEBAUM
                                           ----------------------
                                               Marc Applebaum
                                               Its CFO
                                               Duly Authorized


                                        Q.E.P. ANDREWS, INC.


                                        By:/s/ MARC APPLEBAUM
                                           ----------------------
                                               Marc Applebaum
                                               Its CFO
                                               Duly Authorized

                                             July 25, 1997




Mr. Lewis Gould
2916 South Ocean Boulevard
Highland Beach, FL  33487

          Re:  Q.E.P. Co., Inc., et al

Dear Mr. Gould:

     Reference is made to that certain Limited Guaranty executed by Lewis Gould (the "Guarantor") on October 13, 1995 (the "Guaranty") in favor of Shawmut Bank Connecticut, N.A. (now known as Fleet National Bank)(the "Lender"), pursuant to which the Guarantor guaranteed the payment and performance from or by Q.E.P. Co., Inc. Q.E.P. - O'Tool, Inc., American Trowel and Float Company, Inc., Westpoint Foundry, Inc., Marion Tool Corporation and Q.E.P. Andrews, Inc. (collectively, the "Borrower") of the Obligations, as defined in the Guaranty, from the Borrower to the Lender.

     The Lender hereby releases and discharges the Guarantor from any and all obligations to the Lender under the Guaranty. The Guarantor hereby acknowledges that this release only extends to the Guaranty and it does not extend to any other obligations of the Guarantor to the Lender pursuant to any other agreements.

                                             Very truly yours,

                                             FLEET NATIONAL BANK



                                             By: /s/ Anthony McKiernan
                                                -----------------------------
                                                  Anthony McKiernan
                                                  Its Assistant Vice President
                                                  Duly Authorized


Accepted and Agreed to this
25th day of July, 1997


/s/ Lewis Gould
--------------------------------
Lewis Gould